EXHIBIT 23(a)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-84309 of General Motors Acceptance Corporation on Form S-3 of our report dated January 20, 1999, appearing in the Annual Report on Form 10-K of General Motors Acceptance Corporation for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP

Detroit, Michigan

August 11, 1999